RE/MAX Holdings Reports First Quarter 2017 Results

DENVER, May 4, 2017 /PRNewswire/ --

First Quarter 2017 Highlights
(Compared to first quarter 2016 unless otherwise noted)

  Total agent count grew by 6.6% to 113,804 agents
  U.S. and Canada combined agent count increased 3.9% to 83,277 agents
  Revenue increased 12.4% to $48.2 million
  Net income attributable to RE/MAX Holdings, Inc. of $4.9 million and earnings per diluted share (GAAP EPS) of $0.28
  Adjusted EBITDA1 of $22.5 million, Adjusted EBITDA margin1 of 46.6% and Adjusted earnings per diluted share (Adjusted EPS1) of $0.40
  Announced $0.18 quarterly dividend on May 3, 2017

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), an innovative mortgage brokerage franchise, today announced operating results for the quarter ended March 31, 2017.

"We started 2017 strong, underpinned by increasing agent count and double-digit revenue growth year-over-year," stated Dave Liniger, Chief Executive Officer and Co-Founder. "Our agent count increased more than 7,000 agents since March of last year, and, notably, our agent count outside the U.S. and Canada increased by 15 percent to over 30,000 agents. RE/MAX is in over 100 countries and territories, a global presence unrivaled by our peers."

Liniger continued, "After acquiring six independent regions and launching Motto Mortgage last year, we are focused on successfully growing these strategic initiatives in 2017 and over the long term. During the first quarter, we experienced healthy franchise sales and agent count growth in the acquired regions. We've also more than doubled our Motto franchise sales since our last earnings release in February. With the spring selling season off to a promising start, we look forward to continued success throughout the year."

First Quarter 2017 Operating Results

Agent Count

The following table compares agent count as of March 31, 2017 and 2016:

	As of March 31		Change
	2017	2016	#	%
U.S.	62,441	60,317	2,124	3.5%
Canada	20,836	19,819	1,017	5.1%
Subtotal	83,277	80,136	3,141	3.9%
Outside the U.S. & Canada	30,527	26,572	3,955	14.9%
Total	113,804	106,708	7,096	6.6%

Revenue

RE/MAX Holdings generated total revenue of $48.2 million for the first quarter of 2017, a $5.3 million or 12.4% increase compared to $42.9 million in the first quarter of 2016, primarily due to contributions from the acquired independent regions, agent count growth and fee increases in the Company-owned regions.

Recurring revenue streams, which include continuing franchise fees and annual dues, increased $4.4 million or 16.4% over the first quarter of 2016 and accounted for 64.7% of revenue in the first quarter of 2017 compared to 62.5% in the prior-year period.

Operating Expenses

Total operating expenses were $32.8 million for the first quarter of 2017, an increase of $5.7 million or 21.1% compared to the first quarter of 2016. This increase was due to additional amortization expense from the acquired independent regions as well as increased selling, operating and administrative expenses, many of which related to the acquired independent regions and the initial investment in Motto.

Selling, operating and administrative expenses were $26.8 million in the first quarter of 2017, an increase of $3.6 million or 15.3% from the first quarter of 2016 and represented 55.6% of revenue compared to 54.1% in the prior-year period. The increase in operating expenses was primarily due to increased personnel costs, professional fees and other expenses, many of which related to the acquired independent regions and the initial investment in Motto.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $4.9 million for the first quarter of 2017, essentially in-line with the first quarter of 2016. Net income increased primarily due to the contribution from acquired independent regions, agent count growth and fee increases in the Company-owned regions. The increase was offset by higher amortization expense and operating expenses, largely related to investment in personnel and operations associated with the acquired independent regions and the startup of Motto, as well as a decrease in revenue from preferred marketing arrangements. Reported basic and diluted EPS attributable to RE/MAX Holdings were both $0.28 per share for the first quarter of 2017.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $22.5 million for the first quarter of 2017, an increase of $1.5 million or 7.1% from the first quarter of 2016. Adjusted EBITDA increased primarily due to contributions from the acquired independent regions, agent count growth and fee increases in the Company-owned regions, partially offset by investment in personnel and operations related to the startup of Motto and a decrease in revenue from preferred marketing arrangements. Adjusted EBITDA margin was 46.6% in the first quarter of 2017 compared to 49.0% in the first quarter of 2016.

Adjusted basic and diluted EPS were both $0.40 for the first quarter of 2017. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended March 31, 2017 assumes RE/MAX owned 100% of RMCO. The weighted average ownership RE/MAX had in RMCO was 58.4% for the three months ended March 31, 2017.

Balance Sheet

As of March 31, 2017, the Company had a cash balance of $64.6 million, an increase of $7.0 million from December 31, 2016. As of March 31, 2017, RE/MAX had $230.4 million of term loans outstanding, net of unamortized debt discount and issuance costs, essentially flat compared with $230.8 million as of December 31, 2016.

Dividend

On May 3, 2017, the Company's Board of Directors approved a quarterly cash dividend of $0.18 per share. The quarterly dividend is payable on May 31, 2017, to shareholders of record at the close of business on May 17, 2017.

Outlook

The Company's second-quarter and full-year 2017 Outlook assumes no further currency movements, acquisitions or divestitures.

For the second quarter of 2017, RE/MAX Holdings expects:

  Agent count to increase 5.0% to 6.0% over second quarter 2016;
  Revenue in a range of $47.0 million to $48.5 million;
  Selling, operating and administrative expenses in a range of 47.0% to 48.5% of second quarter 2017 revenue;
    Higher Selling, operating and administrative expenses as a percentage of second quarter 2017 revenue are expected due to expenses from the acquired independent regions and investments in personnel and operations to support Motto's growth; and
  Adjusted EBITDA margin in a range of 54.0% to 55.5% of second quarter 2017 revenue.

For the full-year 2017, RE/MAX Holdings expects:

  Agent count to increase 4.0% to 5.0% over 2016;
  Revenue in a range of $194.0 million to $197.0 million;
  Selling, operating and administrative expenses in a range of 48.0% to 49.5% of 2017 revenue; and
  Adjusted EBITDA margin in a range of 52.5% to 54.0% of 2017 revenue.

The effective U.S. GAAP tax rate attributable to RE/MAX is estimated to be between 23% and 25% in 2017.

The Company changed the way it calculates certain Non-GAAP measures beginning in 2017. The above Outlook reflects these changes. For additional information on the changes, please see the Company's first quarter 2017 earnings presentation available on the Investor Relations section of the Company's website at investors.remax.com.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, May 5, 2017, beginning at 8:30 a.m. Eastern Time. Interested parties are able to access the conference call using the following dial-in numbers:

U.S.	1-877-201-0168
Canada & International	1-647-788-4901

Interested parties are also able to access a live webcast through the Investor Relations section of the Company's website at investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well. For the RE/MAX Quarterly Update Q1 2017 infographic, visit http://rem.ax/2cYFT50.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 110,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, are subsidiaries of RMCO, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the Company's outlook for the second quarter and full fiscal year, including expectations regarding agent count, revenue, SO&A (Selling, operating and administrative) expenses, and Adjusted EBITDA margin; the Company's focus in 2017 and over the long term on successfully growing its strategic initiatives related to its acquisition of six independent regions and the launch of Motto Mortgage; the Company's belief that the spring selling season is off to a promising start and the Company's expectation of continued success throughout the year; as well as other statements regarding the Company's strategic and operational plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in business and economic activity in general, (2) changes in the real estate market, including changes due to interest rates and availability of financing, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations that may affect the Company's business or the real estate market, (6) failure to maintain, protect and enhance the RE/MAX and Motto Mortgage brands, (7) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

1

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are Non-GAAP measures. These terms are defined elsewhere in this release.  Please see the schedules appearing later in this release for reconciliations of these Non-GAAP measures to the most directly comparable GAAP measures.

TABLE 1
RE/MAX Holdings, Inc.
Consolidated Statements of Income
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue:
Continuing franchise fees	$22,965	$18,907
Annual dues	8,235	7,904
Broker fees	8,235	7,201
Franchise sales and other franchise revenue	8,794	8,793
Brokerage revenue	—	112
Total revenue	48,229	42,917
Operating expenses:
Selling, operating and administrative expenses	26,794	23,232
Depreciation and amortization	5,995	3,721
(Gain) loss on sale or disposition of assets, net	(12)	107
Total operating expenses	32,777	27,060
Operating income	15,452	15,857
Other expenses, net:
Interest expense	(2,354)	(2,281)
Interest income	26	51
Foreign currency transaction (losses) gains	(23)	164
Loss on early extinguishment of debt	—	(136)
Total other expenses, net	(2,351)	(2,202)
Income before provision for income taxes	13,101	13,655
Provision for income taxes	(3,030)	(3,259)
Net income	$10,071	$10,396
Less: net income attributable to non-controlling interest	5,159	5,456
Net income attributable to RE/MAX Holdings, Inc.	$4,912	$4,940

Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.28	$0.28
Diluted	$0.28	$0.28
Weighted average shares of Class A common stock outstanding
Basic	17,662,842	17,584,351
Diluted	17,716,013	17,638,667
Cash dividends declared per share of Class A common stock	$0.18	$0.15

TABLE 2
RE/MAX Holdings, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$64,638	$57,609
Accounts and notes receivable, current portion, less allowances of $5,934 and $5,535, respectively	20,406	19,419
Other current assets	2,968	4,186
Total current assets	88,012	81,214
Property and equipment, net of accumulated depreciation of $12,399 and $12,196, respectively	2,745	2,691
Franchise agreements, net	103,780	109,140
Other intangible assets, net	9,496	9,811
Goodwill	126,660	126,633
Deferred tax assets, net	104,565	105,770
Other assets, net of current portion	1,817	1,894
Total assets	$437,075	$437,153
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,097	$855
Accounts payable to affiliates	204	145
Accrued liabilities	7,993	13,268
Income taxes payable	1,159	379
Tax and other distributions payable to non-controlling unitholders	3,568	—
Deferred revenue and deposits	17,757	16,306
Current portion of debt	2,350	2,350
Current portion of payable pursuant to tax receivable agreements	11,331	13,235
Total current liabilities	45,459	46,538
Debt, net of current portion	228,010	228,470
Payable pursuant to tax receivable agreements, net of current portion	85,574	85,574
Deferred tax liabilities, net	136	133
Other liabilities, net of current portion	15,942	15,729
Total liabilities	375,121	376,444
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 180,000,000 shares authorized; 17,683,429 shares issued and outstanding as of March 31, 2017; 17,652,548 shares issued and outstanding as of December 31, 2016	2	2
Class B common stock, par value $0.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of March 31, 2017 and December 31, 2016	—	—
Additional paid-in capital	447,113	447,001
Retained earnings	18,536	16,808
Accumulated other comprehensive income (loss), net of tax	16	(28)
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	465,667	463,783
Non-controlling interest	(403,713)	(403,074)
Total stockholders' equity	61,954	60,709
Total liabilities and stockholders' equity	$437,075	$437,153

TABLE 3
RE/MAX Holdings, Inc.
Consolidated Statements of Cash Flow
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$10,071	$10,396
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,995	3,721
Bad debt expense	343	146
Loss on early extinguishment of debt	—	136
Equity-based compensation expense	562	766
Deferred income tax expense	1,178	1,153
Fair value adjustments to contingent consideration	130	—
Other, net	115	222
Changes in operating assets and liabilities	(4,299)	(4,062)
Net cash provided by operating activities	14,095	12,478
Cash flows from investing activities:
Purchases of property, equipment and software	(640)	(1,389)
Capitalization of trademark costs	(17)	(13)
Acquisitions, net of cash acquired of $0 and $131, respectively	—	(8,369)
Other investing activity, net	—	54
Net cash used in investing activities	(657)	(9,717)
Cash flows from financing activities:
Payments on debt	(588)	(13,247)
Distributions paid to non-controlling unitholders	(2,281)	(1,884)
Dividends paid to Class A common stockholders	(3,184)	(2,638)
Payments on capital lease obligations	(4)	(27)
Payment of payroll taxes related to net settled restricted stock units	(450)	—
Net cash used in financing activities	(6,507)	(17,796)
Effect of exchange rate changes on cash	98	496
Net increase (decrease) in cash and cash equivalents	7,029	(14,539)
Cash and cash equivalents, beginning of year	57,609	110,212
Cash and cash equivalents, end of period	$64,638	$95,673

TABLE 4
RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2016	2016	2016	2016	2015
Agent Count:
U.S.
Company-owned Regions (1)	46,708	46,240	39,790	39,493	38,469	37,250
Independent Regions (1)	15,733	15,490	22,451	22,142	21,848	22,668
U.S. Total	62,441	61,730	62,241	61,635	60,317	59,918
Canada
Company-owned Regions	6,786	6,713	6,728	6,701	6,580	6,553
Independent Regions	14,050	13,959	13,828	13,635	13,239	13,115
Canada Total	20,836	20,672	20,556	20,336	19,819	19,668
U.S. and Canada Total	83,277	82,402	82,797	81,971	80,136	79,586
Outside U.S. and Canada
Independent Regions	30,527	29,513	28,391	27,989	26,572	25,240
Outside U.S. and Canada Total	30,527	29,513	28,391	27,989	26,572	25,240
Total	113,804	111,915	111,188	109,960	106,708	104,826

(1)

As of December 31, 2016, U.S. Company-owned Regions include agents in the Georgia, Kentucky/Tennessee and Southern Ohio regions, which converted from Independent Regions to Company-owned Regions in connection with the acquisition of certain assets of RE/MAX of Georgia, Inc., RE/MAX of Kentucky/Tennessee, Inc. and RE/MAX of Southern Ohio, Inc., collectively ("RE/MAX Regional Services"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the states of Georgia, Kentucky and Tennessee and Southern Ohio, on December 15, 2016.  As of the acquisition date, the Georgia, Kentucky/Tennessee and Southern Ohio regions had 3,963 agents.  As of December 31, 2016, U.S. Company-owned Regions include agents in the New Jersey region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New Jersey, Inc. ("RE/MAX of New Jersey"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New Jersey, on December 1, 2016.  As of the acquisition date, the New Jersey region had 3,008 agents.  As of each quarter end since June 30, 2016, U.S. Company-owned Regions include agents in the Alaska region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Alaska, Inc. ("RE/MAX of Alaska"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of Alaska, on April 1, 2016.  As of the acquisition date, the Alaska region had 245 agents.  In addition, as of each quarter end since March 31, 2016, U.S. Company-owned Regions include agents in the New York region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New York, Inc. ("RE/MAX of New York"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New York, on February 22, 2016.  As of the acquisition date, the New York region had 869 agents.

TABLE 5
RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income
(Amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Net income	$10,071	$10,396
Depreciation and amortization	5,995	3,721
Interest expense	2,354	2,281
Interest income	(26)	(51)
Provision for income taxes	3,030	3,259
EBITDA	21,424	19,606
(Gain) loss on sale or disposition of assets and sublease (1)	(47)	23
Loss on early extinguishment of debt	—	136
Equity-based compensation expense	562	766
Public offering related expenses (2)	—	193
Acquisition related expenses (3)	557	284
Adjusted EBITDA (4)	$22,496	$21,008
Adjusted EBITDA Margin (4)	46.6%	49.0%

(1)	Represents (gains) losses on the sale or disposition of assets as well as the (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(2)

Represents costs incurred for compliance services performed during the three months ended March 31, 2016 in connection with the issuance of shares of Class A common stock as a result of the RIHI, Inc. ("RIHI") redemption of 5,175,000 common units in RMCO during the fourth quarter of 2016 (the "Secondary Offering").

(3)

Acquisition-related expenses include fees incurred in connection with the Company's acquisition and integration of certain assets of Tails, Inc. ("Tails") in October 2013, RE/MAX of New York, RE/MAX of Alaska, RE/MAX of New Jersey, and RE/MAX Regional Services (collectively, the "2016 Acquired Regions") and Motto.  Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

(4)	Non-GAAP measure. See the end of this press release for definitions of Non-GAAP measures.

TABLE 6
RE/MAX Holdings, Inc.
Adjusted Net Income and Adjusted Earnings per Share
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Net income	$10,071	$10,396
Amortization of franchise agreements	5,423	3,441
Provision for income taxes	3,030	3,259
Add-backs:
(Gain) loss on sale or disposition of assets and sublease (1)	(47)	23
Loss on early extinguishment of debt	—	136
Equity-based compensation expense	562	766
Public offering related expenses (2)	—	193
Acquisition related expenses (3)	557	284
Adjusted pre-tax net income	19,596	18,498
Less: Provision for income taxes at 38%	(7,446)	(7,029)
Adjusted net income (4)	$12,150	$11,469

Total basic pro forma shares outstanding	30,222,442	30,143,951
Total diluted pro forma shares outstanding	30,275,613	30,198,267

Adjusted net income basic earnings per share (4)	$0.40	$0.38
Adjusted net income diluted earnings per share (4)	$0.40	$0.38

(1)	Represents (gains) losses on the sale or disposition of assets as well as the (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(2)	Represents costs incurred for compliance services performed during the three months ended March 31, 2016 in connection with the Secondary Offering.
(3)

Acquisition-related expenses include fees incurred in connection with the Company's acquisition and integration of certain assets of Tails in October 2013, the 2016 Acquired Regions and Motto.  Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

(4)	Non-GAAP measure. See the end of this press release for definitions of Non-GAAP measures.

TABLE 7
RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,662,842	17,584,351
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,222,442	30,143,951

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,662,842	17,584,351
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600
Dilutive effect of stock options (1)	—	15,635
Dilutive effect of unvested restricted stock units (1)	53,171	38,681
Total diluted pro forma weighted average shares outstanding	30,275,613	30,198,267

(1)	In accordance with the treasury stock method.

TABLE 8
RE/MAX Holdings, Inc.
Free Cash Flow & Unencumbered Cash
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Cash flow from operations	$14,095	$12,478
Less: Capital expenditures	(640)	(1,389)
Free cash flow (1)	13,455	11,089

Free cash flow	13,455	11,089
Less: Tax/Other non-dividend distributions to RIHI	(20)	—
Free cash flow after tax/non-dividend distributions to RIHI (1)	13,435	11,089

Free cash flow after tax/non-dividend distributions to RIHI	13,435	11,089
Less: Quarterly debt principal payments	(588)	(520)
Less: Annual excess cash flow (ECF) payment	—	(12,727)
Unencumbered cash generated (1)	$12,847	$(2,158)

Summary
Cash flow from operations	$14,095	$12,478
Free cash flow	$13,455	$11,089
Free cash flow after tax/non-dividend distributions to RIHI	$13,435	$11,089
Unencumbered cash generated	$12,847	$(2,158)

Adjusted EBITDA	$22,496	$21,008
Free cash flow as % of Adjusted EBITDA	59.8%	52.8%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA	59.7%	52.8%
Unencumbered cash generated as % of Adjusted EBITDA	57.1%	-10.3%

(1)	Non-GAAP measure. See the end of this press release for definitions of Non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and Free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included in the Quarterly Report on Form 10-Q), adjusted for the impact of the following items that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, loss on early extinguishment of debt, professional fees and certain expenses incurred in connection with the Secondary Offering, acquisition-related expenses and equity-based compensation expense. During the first quarter of 2017, the Company revised its definition of Adjusted EBITDA to better reflect the performance of our business and comply with SEC guidance. The Company now adjusts for equity-based compensation expense and no longer adjusts for straight-line rent expense and severance-related expenses. Adjusted EBITDA was revised in prior periods to reflect this change for consistency in presentation.

Because Adjusted EBITDA omits certain non-cash items and other non-recurring cash charges or other items, the Company believes that it is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items and is more reflective of other factors that affect its operating performance. The Company presents Adjusted EBITDA because the Company believes it is useful as a supplemental measure in evaluating the performance of the operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA as a factor in evaluating the performance of the business.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider Adjusted EBITDA either in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  this measure does not reflect changes in, or cash requirements for, the Company's working capital needs;
  this measure does not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  this measure does not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
  this measure does not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  this measure does not reflect the cash requirements to pay RIHI Inc. and Oberndorf pursuant to the tax receivable agreements;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and
  other companies may calculate this measure differently so similarly named measures may not be comparable.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of franchise agreements, gain on sale or disposition of assets and sub-lease, loss on early debt extinguishment, public-offering related expenses, acquisition-related expenses and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are defined as Adjusted net income (as defined above) divided by pro forma basic and diluted weighted average shares, as applicable.

Free cash flow is defined as operating cash flow minus capital expenditures. Free cash flow after tax and non-dividend distributions to RIHI is defined as free cash flow minus tax and other non-dividend distributions paid to RIHI to enable RIHI to satisfy its income tax obligations. Unencumbered cash generated is defined as free cash flow after tax and non-dividend distributions to RIHI minus quarterly debt principal payments minus annual excess cash flow payment on debt, as applicable.

The Company's Adjusted EBITDA margin guidance does not include certain charges and costs. The adjustments to EBITDA margin in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA margin in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition related expenses, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA margin. The Company is not able to provide a reconciliation of the Company's Non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

CONTACT: Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com; Media Contact: Jason Lindaman, (303) 796-3546, jlindaman@remax.com